EXHIBIT 99.77C

Special Opportunities Fund

Lincoln National Special Opportunities Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent Percent  Percent
                                  Shares      Voted      For   Withhold Abstain
                                  ------      -----      ---   ----------------
John B. Borsch, Jr.             20,082,672  20,082,672  93.81%    6.19%   0.00%
Kelly D Clevenger               20,082,672  20,082,672  93.82%    6.18%   0.00%
Nancy L. Frisby                 20,082,672  20,082,672  94.03%    5.97%   0.00%
Barbara S. Kowalczyk            20,082,672  20,082,672  93.71%    6.29%   0.00%
Kenneth G. Stella               20,082,672  20,082,672  93.67%    6.33%   0.00%

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                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Against  Abstain
                                                                                         ------     -----     ---   -------  -------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               20,082,672 20,082,672 87.61%    8.82%   3.57%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  20,082,672 20,082,672 82.38%   14.00%   3.62%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     20,082,672 20,082,672 86.64%    9.25%   4.11%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          20,082,672 20,082,672 86.04%    9.24%   4.72%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          20,082,672 20,082,672 85.78%    9.48%   4.74%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         20,082,672 20,082,672 85.93%    9.29%   4.78%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           20,082,672 20,082,672 86.46%    8.92%   4.62%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           20,082,672 20,082,672 85.95%    9.38%   4.67%
    5F) Amendment to Fundamental Restrictions on Lending.                              20,082,672 20,082,672 85.72%    9.54%   4.74%
    5G) Amendment to Fundamental Restrictions on Diversification.                      20,082,672 20,082,672 86.17%    9.19%   4.64%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  20,082,672 20,082,672 83.13%   12.29%   4.58%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           20,082,672 20,082,672 82.86%   12.44%   4.70%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 20,082,672 20,082,672 82.75%   12.65%   4.60%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               20,082,672 20,082,672 82.83%   12.51%   4.66%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 20,082,672 20,082,672 82.72%   12.60%   4.68%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   20,082,672 20,082,672 82.86%   12.40%   4.74%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               20,082,672 20,082,672 83.13%   12.22%   4.65%
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